Exhibit 99.1

Natus Medical Announces 2012 First Quarter Financial Results

SAN CARLOS, Calif.--(BUSINESS WIRE)--April 26, 2012--Natus Medical Incorporated (Nasdaq:BABY) today announced financial results for the three months ended March 31, 2012.

For the first quarter ended March 31, 2012, the Company reported revenue of $59.5 million, compared to $59.1 million in the comparable quarter of the previous year. Net income was $358,000, or $0.01 per diluted share, compared with net income of $3.1 million, or $0.11 per diluted share in for the first quarter of 2011.

The Company reported non-GAAP earnings per share of $0.07 per diluted share for the first quarter 2012 compared to $0.13 per diluted share for the first quarter of 2011.

“I am pleased with our first quarter results, as all of our divisions performed to expectations. The quarter was highlighted by a large incubator order that we fulfilled for the Ministry of Health of Iraq and the contribution of Embla, which we acquired in September 2011,” said Jim Hawkins, Chief Executive Officer of the Company. “As previously communicated, our first quarter presented a challenging comparison to our results last year, but we are satisfied that business activity continued to stabilize and we look for this trend to continue throughout 2012.”

“During the first quarter, we continued to take cost out of our business to scale it to the current hospital spending environment as we remain focused on our goal of driving profitability and operating margins back to historical levels,” said Hawkins.

“As planned, we successfully introduced our first incubator into the U.S. market during the first quarter of 2012. This represents an exciting new market opportunity for Natus in this large product category,” added Hawkins.

“As announced earlier in the week, we are very excited with the signing of an agreement to acquire the Nicolet neurology business from CareFusion,” said Hawkins. “We expect this acquisition, which is expected to close early in our third quarter, to be accretive to our non-GAAP earnings in the fourth quarter and throughout 2013.”

As of March 31, 2012, the Company had cash, cash equivalents, and short-term investments of $37.8 million, stockholders' equity of approximately $260 million, and working capital of approximately $93 million.

Financial Guidance

The Company provided guidance for the second quarter 2012 and reiterated its guidance for the full year 2012.

For the second quarter 2012, the Company expects to report revenue of $60 million to $63 million and non-GAAP earnings per share of $0.09 to $0.12. For the full year 2012 the Company expects to report revenue of $256 million to $262 million and non-GAAP earnings per share of $0.57 to $0.62.

The Company's full year 2012 and quarterly non-GAAP earnings per share guidance exclude the following charges:

- Amortization expense associated with acquisition-related intangible assets, which the Company expects to be approximately $1.3 million and $5.2 million for the second quarter and full year, respectively, and which the Company expects will reduce GAAP earnings per share by approximately $0.02 and $0.11 for the respective periods.

- The incremental accelerated depreciation of previously capitalized software costs due to the Company’s implementation of a world-wide enterprise resource planning platform in 2012, which the Company expects to be approximately $450,000 in second quarter and $900,000 for the full year, and which the Company expects will reduce GAAP earnings per share by approximately $0.01 in second quarter and $0.02 for the full year.

- Restructuring charges that the Company expects to incur in 2012 associated with acquisitions that were $655,000 for the first quarter 2012 and, for the remainder of 2012, the amount and timing of which have not yet been determined.

- The impact on gross profit of the fair value adjustment to inventory associated with Embla purchase accounting that will be $56,000 for the full year 2012.

The full year 2012 non-GAAP guidance also excludes the impact of the Nicolet acquisition and any other future acquisitions. The Company plans to update second half 2012 guidance for the effect of Nicolet after the acquisition closes, as has been its practice in the past.

The Company’s non-GAAP guidance includes the impact of expensing employee share based compensation. All earnings per share amounts are on a diluted basis.

Use of Non-GAAP Financial Measures

The Company's non-GAAP results for the first quarter 2012 exclude amortization expense associated with certain acquisition-related intangible assets, the accelerated write off of capitalized software, restructuring charges, and the impact of inventory fair value adjustments recorded through purchase accounting, as more fully detailed below.

The Company believes that the presentation of results excluding these charges provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results. Therefore, the Company believes these non-GAAP financial measures facilitate comparison of operating results across reporting periods. A reconciliation between the Company's results of operations on a GAAP and non-GAAP basis for the periods reported is included as part of the condensed consolidated statements of operations at the end of this release.

The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company's performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to the Company's historical performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated.

Conference Call

Natus has scheduled an investment-community conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) today, April 26, 2012. Individuals interested in listening to the conference call may do so by dialing 888-268-4176 for domestic callers, or 1-617-597-5493 for international callers, and entering reservation code 32875965. A telephone replay will be available for 48 hours following the conclusion of the call by dialing 888-286-8010 for domestic callers, or 1-617-801-6888 for international callers, and entering reservation code 56980616.The conference call also will be available real-time via the Internet at http://investor.natus.com, and a recording of the call will be available on the Company’s Web site for 90 days following the completion of the call.

About Natus Medical Incorporated

Natus is a leading provider of healthcare products used for the screening, detection, treatment, monitoring and tracking of common medical ailments in newborn care, hearing impairment, neurological dysfunction, epilepsy, sleep disorders, and balance and mobility disorders. Product offerings include computerized neurodiagnostic systems for audiology, neurology, polysomnography, and neonatology, as well as newborn care products such as hearing screening systems, phototherapy devices for the treatment of newborn jaundice, head-cooling products for the treatment of brain injury in newborns, incubators to control the newborn's environment, and software systems for managing and tracking disorders and diseases for public health laboratories.

Additional information about Natus Medical can be found at www.natus.com.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus. These forward-looking statements include statements regarding the benefit of cost cutting measures, the goal of driving profitability and operating margins back to historical levels, revenue and non-GAAP profitability in the second quarter and full year 2012, and the impact of amortization expense associated with acquisition-related intangible assets, and the potential for future restructuring charges. These statements relate to current estimates and assumptions of our management as of the date of this press release, and future events or Natus' future financial performance or results, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. Our future results could differ materially due to a number of factors, including the effects of competition, the demand for our products and services, the impact of adverse global economic conditions on our target markets, our ability to expand our sales in international markets, our ability to maintain current sales levels in a mature domestic market, our ability to control costs, risks associated with bringing new products to market and integrating acquired businesses, and our ability to fulfill product orders on a timely basis. Natus disclaims any obligation to update information contained in any forward looking statement.

More information about potential risk factors that could affect the business and financial results of Natus is included in Natus' annual report on Form 10-K for the year ended December 31, 2011, and its quarterly reports on Form 10-Q, and in other reports filed from time to time by Natus with the U.S. Securities and Exchange Commission.

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	March	March
	2012	2011

Revenue	$59,510	$59,108
Cost of revenue	26,042	24,372
Gross profit	33,468	34,736
Operating expenses:
Marketing and selling	17,024	14,376
Research and development	6,755	6,287
General and administrative	9,528	9,032
Total operating expenses	33,307	29,695
Income from operations	161	5,041
Other income/(expense):
Interest income	4	10
Interest expense	(8)	(48)
Other income, net	172	(107)
Total other income/(expense)	168	(145)
Income before provision for income tax expense/(benefit)	329	4,896

Provision for income tax expense/(benefit)	(29)	1,792
Net income	$358	$3,104
Earnings per share:
Basic	$0.01	$0.11
Diluted	$0.01	$0.11

Weighted-average shares used to compute
Basic earnings per share	28,856	28,346
Diluted earnings per share	29,534	29,513

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended
	March	March
	2012	2011

GAAP based results:

Income before provision for income tax expense	$329	$4,896

Non-GAAP adjustments:

Amortization expense associated with certain acquired intangible assets reported as a component of:			(a)
Cost of revenue	533	532
Marketing and selling	428	430
Research and development	333	370

Accelerate ERP system depreciation (G&A)	451	-	(b)

Restructuring charge reported as a component of G&A expense	655	-	(c)

Embla inventory FMV adjustment (COGS)	55	-	(d)

Non-GAAP income before provision for income tax	2,784	6,228

Provision for income tax expense, as adjusted	699	2,280

Non-GAAP net income	$2,085	$3,948

Non-GAAP earnings per share:
Basic	$0.07	$0.14
Diluted	$0.07	$0.13

Weighted-average shares used to compute
Basic non-GAAP earnings per share	28,856	28,346
Diluted non-GAAP earnings per share	29,534	29,513

Memo, Gross profit percentage:
GAAP basis	56.2%	58.8%
non-GAAP basis	57.2%	59.7%

Note:

The Company has elected to provide non-GAAP financial results that exclude the items below as this presentation is common among companies that are active acquirors and whose results are, accordingly, affected by such charges, because this information is used by management to evaluate operating results and because it believes this information will assist investors in making period to period comparisons of the Company's operating results.

(a) Amortization expense associated with acquired intangible assets with definite lives.

(b) Acceleration of depreciation of current ERP system associated with the implementation of a world-wide enterprise resource planning platform.

(c) Restructuring charge including accruals for severance benefits and exit and disposal costs.

(d) Embla inventory fair value adjustment included as a component of cost of sales in accordance with ASC 805.

CONTACT:
Natus Medical Incorporated
Steven J. Murphy, 650-802-0400
Chief Financial Officer
InvestorRelations@Natus.com